EXHIBIT 7

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made and entered into as of the 12th day of June, 1996 by and between INLAND RESOURCES INC., a Washington corporation (the "Issuer"), and SMITH MANAGEMENT COMPANY, INC., a New York corporation ("Smith Management"), RANDALL D. SMITH ("R. Smith"), JEFFREY A. SMITH ("J. Smith") and JOHN W. ADAMS ("Adams"). R. Smith, J. Smith and Adams are sometimes referred to herein jointly as "Farmout Stockholders", and the Farmout Stockholders are sometimes referred to herein jointly with Smith Management as the "Purchasers".

                              W I T N E S S E T H:

     WHEREAS, the Issuer and Purchasers are parties to that certain Agreement dated as of June 12, 1996 (the "Purchase Agreement") pursuant to which the Issuer has agreed to issue to Farmout Stockholders 1,309,880 shares of common stock, par value $.001 per share ("Common Stock"), of the Issuer (the "Common Shares"), and to issue to Smith Management 950,000 shares of the 1,000,000 shares of Class A preferred stock, par value $.001 per share to be designated as "Series B Convertible Preferred Stock" ("Series B Preferred Stock"), of the Issuer (the "Preferred Shares"), which are convertible into shares of Common Stock at an initial conversion price of $6.27 per share of Common Stock (the "Underlying Common Shares"); and

     WHEREAS, it is a condition precedent to the Purchasers' obligation to purchase the Common Shares and Preferred Shares that the Issuer and the Purchasers shall have entered into this Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Issuer and the Purchaser agree as follows:

     1.     Shelf Registration Rights.

     The Issuer will, as soon as possible following a written request by Smith Management with regard to the Common Shares, or the Farmout Stockholders with regard to the Underlying Common Shares, file a shelf registration statement (the "Shelf Registration Statement") on Form S-3 covering the Common Shares or Underlying Common Shares, as applicable, and thereafter shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing and to take any and all reasonable action within the Issuer's control (provided that such Registration Statement may be unusable during periods (which shall not exceed one hundred twenty (120) consecutive days or an aggregate of one hundred eighty days within any three hundred sixty five day period) of pending acquisitions or other material events which would require a post-effective amendment or supplement to the Shelf Registration Statement, it being agreed that the Issuer shall use its best efforts to file a post-effective amendment at the earliest practicable date so that the Shelf Registration Statement will be usable), as may be necessary or appropriate to maintain such effectiveness until such time as neither the Purchasers nor any of their assignees own
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any Registerable Securities (as defined in Section 4).  Purchasers will cooperate fully with Issuer by filing consents or other documents with the SEC which may be required by the SEC, or by providing such documents as may be reasonably required by the Issuer. If the Purchasers propose to dispose of any of the Registerable Securities pursuant to an underwritten offering the Purchasers shall have the right to select the underwriter.

     2. Indemnification. In connection with the registration of any of the Registerable Securities under the Securities Act of 1933, as amended (the "Act"):

          (a) Issuer's Indemnification. The Issuer will indemnify and hold harmless the Purchasers, each person who controls the Purchasers within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Smith Management's officers and directors, against any losses, claims, expenses, damages or liabilities (including reasonable attorney's fees), joint or several, to which the Purchasers, their controlling persons or such officers and directors become subject under the Act, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, in any prospectus forming a part of the Shelf Registration Statement (the "Prospectus") or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchasers, each such controlling person or such officers and directors for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, however, that the Issuer will not be liable in any such case if but only to the extent that any such loss, claim, expense, damage or liability arises out of our is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Issuer by the Purchaser or Purchaser's underwriter expressly for inclusion in the Registration Statement.

          (b) Purchasers' Indemnification. Each Purchaser will indemnify and hold harmless the Issuer and each underwriter of the Registerable Securities and each person who controls the Issuer or any such underwriter within the meaning of the Act and the Exchange Act, each officer of the Issuer who signs the Shelf Registration Statement and each director of the Issuer, against all losses, claims, expenses, damages or liabilities (including reasonable attorneys, fees), joint or several, to which the Issuer, any such underwriter or such officer or director or controlling person become subject under the Act, but only insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made in reliance on and in conformity with information relating to such Purchaser furnished in writing to the Issuer expressly for inclusion in the Shelf Registration Statement.



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          (c)     Notification.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; provided, however, that any failure to give such notice will not waive any rights of the indemnified party except to the extent the rights of the indemnifying party are materially prejudiced. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in the defense thereof.

          (d) If the indemnification provided for in this Section 2 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, expenses, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Issuer, on the one hand, and the applicable Purchaser, on the other, in connection with the statements or omissions which resulted in such losses, claims, expenses, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the applicable Purchaser, on the other, and the parties, relative intent, knowledge, access to information and opportunity to correct or present such statement or omission. The Issuer and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 2 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2 (d). The amount paid or payable to an indemnified party as a result of the losses, claims, expenses, damages, liabilities or actions in respect thereof referred to above in this
Section 2(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3. Expenses. In connection with the Shelf Registration Statement, Issuer shall pay all expenses incident to the Issuer's performance of or compliance with its obligations hereunder, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the reasonable fees and disbursements of the Issuer's counsel and of its independent public accountants. Purchasers will be


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responsible for any expenses incurred by them, including for their own counsel, accountants, underwriters and representatives.

     4. Registerable Securities. For purposes of this Agreement, the term "Registerable Securities" shall mean (i) the Common Shares and Underlying Common Shares and any Common Shares and Underlying Common Shares sold by any Purchaser to a permitted assignee pursuant to Section 8 and (ii) any shares of Common Stock issued or issuable with respect to the shares of Common Stock described in (i) above, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganizations. Registerable Securities shall cease to be Registerable Securities when they have been disposed of pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Act.

     5. Rule 144 Covenants. The Issuer agrees that for so long as the Purchasers own any Registerable Securities to (i) file with the SEC, in a timely manner, all reports required to be filed by the Issuer under the Exchange Act and (ii) to provide the Purchasers, upon request, information regarding the number of shares of Common Stock outstanding as shown by the most recent report or statement published by the Issuer.

     6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof.

     7. Binding Effect. The obligations of this Agreement shall be binding upon the parties, their heirs, successors and legal representatives.

     8. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that Smith Management and the Farmout Stockholders may assign all or any portion of their rights under this Agreement to a party to which it sells or transfers Registerable Securities in a private transaction exempt from the registration and prospectus delivery requirements of the Act, provided, at such time, Purchaser furnishes an opinion of counsel to such effect reasonably acceptable to the Issuer.

     9. Amendment. Amendments to this Agreement may only be made in writing signed by each of the parties.

     10. Entire Agreement. This Agreement contains the entire understanding of the parties and there are no other agreements, written or oral, regarding the subject manner hereof.










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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              INLAND RESOURCES INC.

                                     KYLE R. MILLER
                              By: ______________________________
                                   Kyle R. Miller, President


                              SMITH MANAGEMENT COMPANY, INC.

                                        DAVID A. PERSING
                              By: ______________________________
                                   Its: Senior Vice President
                                        _________________________



                                RANDALL D. SMITH
                              ___________________________________
                              Randall D. Smith, Individually


                                JEFFREY A. SMITH
                              ___________________________________
                              Jeffrey A. Smith, Individually


                                JOHN W. ADAMS
                              ___________________________________
                              John W. Adams, Individually



















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